abrdn ETFs 485BPOS

Exhibit 99.(h)(6)

Aberdeen Standard Investments Inc.

September 14, 2021

State Street Bank and Trust Company

1 Heritage Drive

North Quincy, Massachusetts 02171

Attention: Jason Becker

Re:  ABERDEEN STANDARD INVESTMENTS ETFS (the “Trust”)

Ladies and Gentlemen:

Please be advised that the Trust, a multiple series Delaware statutory trust, has established a new series of the Trust to be known as Aberdeen Bloomberg Industrial Metals Strategy K-1 Free ETF (the “New Fund”), which has been registered as a management investment company under the Investment Company Act of 1940, as amended. This letter also provides notice that the New Fund has established a new wholly-owned subsidiary fund known as Aberdeen Industrial Metals Fund Limited, an exempted company organized under Cayman Islands law (the “New Subsidiary Fund”), for the New Fund.

In accordance with Section 1(b) of the Sub-Administration Agreement dated as of December 29, 2020, as amended, modified, or supplemented from time to time (the “Agreement”), by and among State Street Bank and Trust Company (“State Street”) and Aberdeen Standard Investments Inc. (the “Administrator”), the undersigned hereby requests that State Street act as Sub-Administrator for the New Fund and New Subsidiary Fund under the terms of the Agreement, and that Schedule A hereto. Further, the undersigned hereby requests that State Street as Sub-Administrator render services to the new Fund in accordance with Schedule B6 to the Agreement, and that Annex I to Schedule B6 be hereby amended and restated as set forth on Exhibit B attached hereto. In connection with such request, the undersigned hereby confirms, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Pursuant to the Agreement, this letter is also to provide written notice that as of September 22, 2021, the Trust shall restructure the following Funds or Trust, as applicable:

abrdn ETFs (formerly, Aberdeen Standard Investments ETFs)

abrdn Bloomberg All Commodity Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Strategy K-1 Free ETF)

abrdn All Commodity Dated Fund Limited (formerly, Aberdeen Standard All Commodity Dated Fund Limited)

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF (formerly, Aberdeen Standard Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF)

abrdn All Commodity Longer Dated Fund Limited (formerly, Aberdeen Standard All Commodity Longer Dated Fund Limited)

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF (formerly, Aberdeen Bloomberg Industrial Metals Strategy K-1 Free ETF)

abrdn Industrial Metals Fund Limited (formerly, Aberdeen Industrial Metals Fund Limited)

Aberdeen Standard Investments Inc.

1900 Market Street, Suite 200, Philadelphia, PA 19103

Telephone: +1 215 405 5700

Aberdeen Standard Investments is a brand of the investment businesses of Aberdeen Asset Management and Standard Life Investments.

Information Classification: Limited Access

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Administrator.

Sincerely,

ABERDEEN STANDARD INVESTMENTS INC.

By:	/s/ Lucia Sitar
Name:	Lucia Sitar
Title:	Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Whelan
Name:	David Whelan
Title:	Vice President, Duly Authorized
Effective Date:	September 22, 2021

Information Classification: Limited Access

Exhibit A

ADMINISTRATION AGREEMENT

SCHEDULE A

(Updated as of September 14, 2021)

(Effective as of September 22, 2021)

Listing of Fund(s)

abrdn ETFs

abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF

●	abrdn Industrial Metals Fund Limited

abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF

●	abrdn All Commodity Longer Dated Fund Limited

abrdn Bloomberg All Commodity Strategy K-1 Free ETF

●	abrdn All Commodity Dated Fund Limited

Information Classification: Limited Access

ANNEX I

ABERDEEN STANDARD INVESTMENTS INC.

(Updated as of September 14, 2021)

(Effective as of September 22, 2021)

Further to the Sub-Administration Agreement dated as of December 29, 2020 between Aberdeen Standard Investments Inc. (the “Administrator”) and State Street Bank and Trust Company (the “Sub- Administrator”), the Administrator and the Sub-Administrator mutually agree to update this Annex 1 by adding/removing Funds, as applicable:

Liquidity Risk Measurement Services
abrdn ETFs	FREQUENCY
abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF abrdn Bloomberg All Commodity Strategy K-1 Free ETF abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF	Daily

Form N-PORT Services and Quarterly Portfolio of Investments Services
abrdn ETFs	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services
abrdn Bloomberg All Commodity Longer Dated Strategy K-1 Free ETF abrdn Bloomberg All Commodity Strategy K-1 Free ETF abrdn Bloomberg Industrial Metals Strategy K-1 Free ETF	Standard

Form N-CEN Services
abrdn ETFs

Information Classification: Limited Access

Exhibit B

IN WITNESS WHEREOF, the undersigned, by their authorized representatives, have executed this Annex 1 as of the last signature date set forth below.

ABERDEEN STANDARD INVESTMENTS INC.		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Lucia Sitar	By:	/s/ David Whelan

Name: Lucia Sitar Title: Vice President Address: 1900 Market Street, Suite 200 Philadelphia PA, 19103 Date: 9/14/2021		Name: David Whelan Address: Date:

Information Classification: Limited Access